UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 21, 2026
Group 1 Automotive, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	1-13461	76-0506313
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
730 Town and Country Blvd, Suite 500
Houston, Texas 77024
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code (713) 647-5700
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading symbol(s)	Name of exchange on which registered
Common stock, par value $0.01 per share	GPI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01     Entry into a Material Definitive Agreement.
On September 21, 2026 (the “Effective Date”), Group 1 Automotive, Inc. (the “Company”) entered into a Stockholder Agreement (the “Stockholder Agreement”) with Conifer Management, L.L.C. (“Conifer Management” and, collectively with Conifer Capital Management, L.L.C., Acacia Partners LP, Acacia Conservation Fund LP and each of their controlled Affiliates (as defined in the Stockholder Agreement), “Conifer”).
Pursuant to the Stockholder Agreement, the Board of Directors of the Company (the “Board”) agreed to take all necessary actions to (i) increase the size of the Board from ten (10) to eleven (11) members and (ii) appoint Benjamin Hart, an Analyst at Conifer Management (the “New Director”), to the Board to fill the newly created vacancy resulting from the increase in the size of the Board, effective November 1, 2026.
During the Support Period (as defined below), Conifer has agreed to vote all shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), beneficially owned by it at all meetings of the Company’s stockholders in accordance with the Board’s recommendations, except that Conifer may vote in its discretion on Extraordinary Transactions (as defined in the Stockholder Agreement). Conifer’s voting obligations will continue after the expiration of the term of the Stockholder Agreement with respect to any shares of Common Stock and any other securities of the Company entitled to vote in the election of directors (“Voting Securities”) beneficially owned by Conifer in excess of 20% of the outstanding shares of Common Stock or 20% of the outstanding Voting Securities, as applicable, as of the record date for the applicable meeting of stockholders.
Pursuant to the Stockholder Agreement, Conifer will be subject to customary standstill restrictions, including, among other things, not: (i) acquiring beneficial ownership of more than 19% of the then-outstanding Common Stock or Voting Securities; (ii) soliciting proxies and related matters; (iii) advising or knowingly encouraging any person with respect to the voting or disposition of any securities of the Company; (iv) acquiring equity securities of any Competitor (as defined in the Stockholder Agreement) of the Company; and (v) while the New Director remains associated with Conifer or its Affiliates, trading in Common Stock only during Open Windows (as defined in the Stockholder Agreement) as defined in the Company’s Securities Trading Policy, each of the foregoing subject to certain exceptions.
The Stockholder Agreement provides that Conifer may request, no more than once per calendar year, that the Company seek waivers under certain framework agreements with vehicle manufacturers to permit Conifer’s beneficial ownership to exceed the 19% ownership cap without triggering change of control provisions under such agreements, but only to the extent such excess results from Company stock repurchases, redemptions or certain other transactions by the Company.
The Stockholder Agreement also includes mutual non-disparagement obligations and provides that the New Director may provide certain confidential information to Conifer subject to a confidentiality agreement between the Company, the New Director and Conifer, in the form attached to the Stockholder Agreement as Exhibit A. The Parties will execute the confidentiality agreement immediately prior to the New Director’s appointment to the Board.
Certain of Conifer’s rights under the Stockholder Agreement, including the Company’s obligation to nominate the New Director for re-election, are conditioned upon Conifer maintaining beneficial ownership of at least 5% of the then-outstanding Common Stock or Voting Securities, and if Conifer’s beneficial ownership falls below this threshold, the New Director must tender his resignation from the Board.
The Stockholder Agreement will terminate on the date that is thirty (30) days prior to the deadline for the submission of stockholder notice of director nominations for the Company’s 2030 annual meeting of stockholders (such deadline exclusive of the thirty (30) days, the “Nomination Notice Deadline,” and the period from the Effective Date until the Nomination Notice Deadline, the “Support Period”). The Stockholder Agreement is subject to automatic extension if (i) the Company informs the New Director no later than fifty (50) days prior to the deadline for the submission of stockholder notice of director nominations for the Company’s next annual meeting of stockholders following the end of the Support Period that the Company intends to nominate the New Director for re-election at such annual meeting of stockholders, and (ii) the New Director remains associated with Conifer or its Affiliates (whether as an employee, consultant or other similar position) and accepts such renomination. The extension mechanism applies successively at the end of each extended Support Period.
The information set forth under Item 5.02 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.
The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;     Compensatory Arrangements of Certain Officers.
Pursuant to the Stockholder Agreement described in Item 1.01 above, the Board appointed Mr. Hart as a member of the Board, effective November 1, 2026.
Mr. Hart is a member of the investment team for the Acacia funds, the investment funds managed by Conifer Management. He has nearly two decades of investment experience, having previously served as a Portfolio Manager at Glenville Capital Management and as a Senior Research Analyst and member of the Investment Selection Committee at The Haverford Trust Company. Mr. Hart currently serves on the board of directors of CelLBxHealth, a U.K.-based cancer diagnostics company, and previously served on the board of directors of Applied Technology Partners. He holds a Bachelor of Arts from Franklin & Marshall College, where he graduated cum laude, and is a CFA charterholder.
Mr. Hart will receive compensation for his service as a member of the Board that is consistent with the compensatory arrangements the Company has in place with its other non-employee directors, as disclosed in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on April 2, 2026.
There are no arrangements or understandings between Mr. Hart and any other persons pursuant to which Mr. Hart was appointed as a member of the Board, other than with respect to matters referred to in Item 1.01 of this Current Report on Form 8-K. Mr. Hart does not have any transactions with the Company reportable under Item 404(a) of Regulation S-K, and there is no family relationship between any director or executive officer of the Company and Mr. Hart.
The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.
Item 7.01     Regulation FD Disclosure.
On September 22, 2026, the Company issued a press release announcing Mr. Hart’s appointment to the Board and the Company’s entry into the Stockholder Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated in this Item 7.01 by reference.
As provided in General Instruction B.2. of Form 8-K, the information in the press release attached as Exhibit 99.1 and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
10.1	Stockholder Agreement, dated September 21, 2026, by and between Group 1 Automotive, Inc. and Conifer Management, L.L.C. (collectively with Conifer Capital Management, L.L.C., Acacia Partners LP, Acacia Conservation Fund LP and each of their controlled Affiliates)
99.1	Press release issued September 22, 2026 by Group 1 Automotive, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Group 1 Automotive, Inc.

Date:	September 22, 2026	By:	/s/ Gillian A. Hobson
Name: Gillian A. Hobson
Title: Senior Vice President